UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

NUMEREX CORP.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3330 Cumberland Boulevard

Suite 700

Atlanta, Georgia 30339

(Address of principal executive offices)

(770) 693-5950

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, Numerex Corp (the “Company,” “we,” “our,” “Numerex”) exited certain non-core businesses, including BNI Solutions, Inc. (“BNI”) during the quarter ended June 30, 2013. On June 30, 2014 (the “Closing Date”), we completed the sale and disposition of all of the capital stock of BNI pursuant to a Stock Purchase Agreement (the “Agreement”). The purchaser was a former non-executive employee of Numerex (the “Purchaser”).

The aggregate purchase price for the stock of BNI was $35,000, comprised of cash in the amount of $8,750 received at closing and a promissory note from the Purchaser in the amount of $26,250 to be paid in installments through December 31, 2014. Under the Agreement, BNI retains all fixed assets and inventory used in its business and located at BNI’s premises; all domain name registrations; the rights and obligations under identified arrangements; and, all books, records and similar items related to the business of BNI.

The sale of BNI is not material to our core M2M business and strategy. The BNI business includes designing, developing, marketing and selling interactive, digital, multimedia, and network solutions for the education market and manufacturing and distributing fiber optic transmission equipment for use in broadband video distribution. We reported BNI as discontinued operations in our consolidated financial statements in all periods beginning and after June 30, 2013. Previous periods reflect the classification of BNI assets and liabilities as discontinued and BNI results of operations in (loss) income from discontinued operations each year for the three year period ended December 31, 2013.

Pro forma financial information is provided herein due to BNI meeting the income test, one of the prescribed definitions of a significant business. This is primarily the result of BNI’s loss from operations including the effect of a $0.9 million goodwill impairment and other charges during the year ended December 31, 2013 compared to the Company’s results from continuing operations before income taxes.

Unaudited Pro Forma Condensed Consolidated Income Statements for the interim period ended March 31, 2014 and for the fiscal year ended December 31, 2013 are not required because the results of operations for BNI are fully presented in the our historical financial statements as discontinued operations, and are therefore excluded from income from continuing operations. Only a pro forma balance sheet of the Company as of March 31, 2014 giving effect to the disposition of BNI is included herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro forma financial information

Attached as Exhibit 99.1, and incorporated herein by reference, is the Unaudited Pro Forma Condensed Consolidated Balance Sheet Financial Information as of March 31, 2014.

(c)	Shell company transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet Financial Information as of March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

Date: July 3, 2014	/s/ Richard A. Flynt
Richard A. Flynt
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet Financial Information as of March 31, 2014.